                                                                 Exhibit (a)(5)

                     MFS GOVERNMENT MARKETS INCOME TRUST

                          OFFER TO PURCHASE FOR CASH
                    BY MFS GOVERNMENT MARKETS INCOME TRUST
                          UP TO 19,249,709 SHARES OF
                   ITS COMMON SHARES OF BENEFICIAL INTEREST
             AT A PURCHASE PRICE EQUAL TO 99% OF NET ASSET VALUE
                    AS OF THE EXPIRATION DATE OF THE OFFER

-------------------------------------------------------------------------------
          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT NEW
      YORK CITY TIME, ON NOVEMBER 14, 2007, UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------

                                                              October 17, 2007

To Our Clients:

         Enclosed for your consideration are the offer to purchase, dated October 17, 2007, and the related letter of transmittal in connection with the offer by MFS Government Markets Income Trust, a Massachusetts business trust (the "fund"), to purchase for cash up to 19,249,709 shares of its common shares of beneficial interest, without par value, at a price per share equal to 99% of net asset value as of the expiration date of the offer, net to the seller in cash, without interest.

         The fund's offer is being made upon the terms and subject to the conditions set forth in its offer to purchase, dated October 17, 2007, and in the related letter of transmittal which, together with the offer to purchase, as they may be amended and supplemented from time to time, constitute the offer.

         Only shares properly tendered and not properly withdrawn will be purchased. However, because of the proration provisions described in the offer to purchase, all of the shares tendered may not be purchased if more than 19,249,709 shares are properly tendered. All shares tendered and not purchased, including shares not purchased because of proration, will be returned at the fund's expense as soon as practicable following the expiration date.

         Upon the terms and subject to the conditions of the fund's offer, if more than 19,249,709 shares are properly tendered and not properly withdrawn, the fund will purchase, subject to the conditions to the offer described in
Section 12 of the offer to purchase, all other shares properly tendered, on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares.

         A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, please use the attached "Instruction Form" to instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

WE CALL YOUR ATTENTION TO THE FOLLOWING:

         1. You may tender shares at a price per share equal to 99% of net asset value as of the expiration date of the offer, as indicated in the attached Instruction Form, net to you in cash, without interest.

         2. The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to various other conditions described in the offer to purchase.

         3. The offer and withdrawal rights will expire at midnight New York City time, on November 14, 2007, unless the fund extends the offer.

         4. The offer is for up to 19,249,709 shares. These shares constitute approximately 37.5% of the number of currently outstanding shares.

         5. Tendering shareholders who are registered shareholders or who tender their shares directly to Computershare Trust Company, N.A., as the depositary, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on the fund's purchase of shares under the offer.

         6. The board of trustees of the fund has approved the offer. However, none of the fund, its board of trustees or Massachusetts Financial Services Company, the fund's investment adviser, makes any recommendation as to whether to tender or not to tender shares in the offer. No person has been authorized to give any information or to make any representations in connection with the offer other than those contained in the offer to purchase and in the letter of transmittal, and if given or made, such information or representations may not be relied upon as having been authorized by the fund, its trustees, its officers or its investment adviser. The fund has been advised that no trustee or officer of the fund intends to tender any shares pursuant to the offer.

         7. If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares, including any shares acquired pursuant to the Dividend Reinvestment and Cash Purchase Plan between commencement and expiration of the tender offer, unless you specify otherwise on the attached Instruction Form.

         Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

         The offer is being made solely under the offer to purchase and the related letter of transmittal and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of that jurisdiction.

                               INSTRUCTION FORM

                     INSTRUCTIONS FOR TENDER OF SHARES OF
                     MFS GOVERNMENT MARKETS INCOME TRUST

         By signing this Instruction Form you acknowledge receipt of our letter and the enclosed offer to purchase, dated October 17, 2007 and the related letter of transmittal in connection with the offer by MFS Government Markets Income Trust, a Massachusetts business trust (the "fund"), to purchase for cash up to 19,249,709 shares of its common shares of beneficial interest, without par value, at a price per share equal to 99% of net asset value as of the expiration date of the offer, net to the seller in cash, without interest. The fund's offer is being made upon the terms and subject to the conditions set forth in the offer to purchase and in the related letter of transmittal, which, as they may be amended or supplemented from time to time, together constitute the offer.

         This will instruct us to tender to the fund, on your behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the offer.

         Number of shares to be tendered:      shares. (Unless otherwise
indicated, it will be assumed that all shares held by us for your account, including any shares acquired pursuant to the Dividend Reinvestment and Cash Purchase Plan between commencement and expiration of the tender offer, are to be tendered.)

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF YOU DECIDE TO MAKE DELIVERY BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE:

Signature(s):
              ----------------------------------------------------------------

Print Name(s):
               ---------------------------------------------------------------

Address(es):
             -----------------------------------------------------------------

Area Code and Telephone Number:
                                ----------------------------------------------

Taxpayer Identification or Social Security Number:
                                                   ---------------------------

Date:
      ------------------------------------------------------------------------

My Account Number With You:
                            --------------------------------------------------